Exhibit 10.60

EXECUTION COPY

CONFIDENTIAL TREATMENT REQUESTED

Redacted portions are indicated by [****].

Redacted portions filed separately with

Confidential Treatment Application.

SECOND AMENDMENT TO

STOCK PURCHASE AGREEMENT

THIS SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT (this “Amendment 2”) is effective as of October 26, 2012 and amends that certain Stock Purchase Agreement, dated as of October 20, 2009 (the “Agreement”) as previously amended March 26, 2010 (“Amendment 1”), by and among BioMarin Pharmaceutical Inc., a Delaware corporation (the “Purchaser”), Huxley Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the stockholders of the Company party thereto (collectively, the “Stockholders”).

RECITALS

A.    WHEREAS, pursuant to the Agreement, the Stockholders sold, assigned, transferred and delivered to the Purchaser, and the Purchaser purchased and acquired from the Stockholders, all right, title and interest in and to all of the issued and outstanding shares of capital stock of the Company (the “Acquisition”);

B.    WHEREAS, pursuant to Section 12.3 of the Agreement, the Agreement may not be amended, modified or supplemented except by written agreement between the Purchaser and the Stockholder Representative (as defined below); and

C.    WHEREAS, the Purchaser and Aceras BioMedical, LLC, in its capacity as the Stockholder Representative (the “Stockholder Representative”), desire to modify the Agreement as set forth in this Amendment 2.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree as follows:

1.	The last sentence of the first paragraph of Section 1.4 of the Agreement, shall be deleted in its entirety and replaced with the following new sentence:

Notwithstanding anything to the contrary contained herein, the Purchaser’s obligation to make any payments to the Stockholders pursuant to this Section 1.4 shall terminate on April 20th 2018.

2.	Section 1.4, Section 1.4 (g), Section 1.4(h) and Section 5.11 (b) shall be revised as follows:

a.	Section 1.4(g) of the Agreement, previously amended by Amendment 1, shall be deleted in its entirety and replaced with the following new Section 1.4(g):

EXECUTION COPY

(g) [****]

b.	Section 1.4(h) of the Agreement, previously amended by Amendment 1, shall be deleted in its entirety and replaced with the following new Section 1.4(h):

(h) [****]

c.	The paragraph at the end of Section 1.4 of the Agreement, previously amended by Amendment 1, shall be deleted in its entirety and replaced with the following new paragraph:

[****]

d.	Section 5.11(b) of the Agreement is hereby amended by adding the following as a new clause (iii):

[****] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with The Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

“(iii) The Stockholders acknowledge that, pursuant to a License Agreement dated as of October 26, 2012 (the “License Agreement”) between the Purchaser and Catalyst Pharmaceutical Partners, Inc. (“Catalyst”), the Purchaser has granted a right to Catalyst to develop, manufacture, sell, market, distribute and/or promote a Product in the United States, Canada and Mexico (collectively, the “Territory”). The Stockholders hereby agree that, notwithstanding anything to the contrary herein, but without limiting Section 5.11(b)(ii) with respect to any country in the world outside the Territory, no Stockholder shall, during the term of the License Agreement, in any manner, either directly, indirectly, individually, in partnership, jointly or in conjunction with any Person, (A) engage in a Competing Business (as defined below) anywhere in the Territory, or (B) have an equity or profit interest in, advise or render services related to a Competing Business (of an executive, marketing, manufacturing, research and development, administrative, financial, consulting or other nature) or lend money to any Person that engages in a Competing Business anywhere in the Territory; provided, however, that notwithstanding the foregoing, each Stockholder may (1) hold, purchase or otherwise acquire up to but not more than five (5%) in the aggregate of any class of equity securities of any Person, including without limitation, a Person engaged in a Competing Business, if (i) such securities are listed on any national securities exchange and (ii) such Stockholder is not otherwise involved or associated, directly or indirectly, with the operation of the issuer of such securities (2) continue to own securities in other Entities acquired prior to the date of this Agreement and (3) engage in any activities related to a Licensed Compound or Competing Business (as defined below), as permitted in writing in advance by Catalyst. For purposes of this Section 5.11(b)(iii), the term “Competing Business” means developing (including researching and seeking regulatory approval) and/or commercialization (including distributing) of any product containing Licensed Compound for any indication or developing and/or commercialization of any other amino pyridine for the treatment of any neuro-muscular disease, and the term “Licensed Compound” means 3,4-diaminopyridine and any derivatives, isomers, metabolites, prodrugs, acid forms, base forms, salt forms, or modified versions of 3,4-diaminopyridine. Catalyst hereby is and shall be a named third party beneficiary of this Section 5.11(b)(iii), with all rights to enforce the terms of this Section 5.11(b)(iii) against the Stockholders; provided, that except as otherwise set forth in this Section 5.11(b)(iii), Catalyst shall have no rights or remedies arising out of or with respect to the Agreement. The Stockholders acknowledge and agree that the restrictions set forth in this Section 5.11(b)(iii) are reasonable and necessary to protect the legitimate interests of Catalyst and that any breach or threatened breach of this Section 5.11(b)(iii) may result in irreparable injury to Catalyst for which there may be no adequate remedy at law. In the event of a breach or threatened breach of this Section 5.11(b)(iii) by any Stockholder, Catalyst shall be authorized and entitled to obtain from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, specific performance, and an equitable accounting of all earnings, profits, and other benefits arising from such breach, which rights shall be cumulative and in addition to any other rights or remedies to which Catalyst may be entitled in law or equity. The Stockholders agree to waive any requirement that Catalyst post a bond or other security as a condition for obtaining any such relief or show irreparable harm, balancing of harms, consideration of the public interest, or inadequacy of monetary damages as a remedy.”

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The amendments agreed to in this Paragraph 2 of this Amendment 2 are solely agreed to upon and in conjunction with the execution of the License Agreement (as defined above), and if such License Agreement is not executed or is terminated, then the amendments agreed to in this Paragraph 2 will no longer be valid or in force; provided, that, if the License Agreement is terminated, any payment obligations arising out of this Amendment 2 that accrued prior to any such termination shall survive such termination.

3.	Section 5.13 of the Agreement is hereby amended by adding the following sentence:

“The Purchaser shall provide the Stockholder Representative with an executed copy of the License Agreement. The Purchaser shall not agree to amend, modify or waive any of the terms of the License Agreement in a manner that materially and adversely affects the Stockholders, including their right to receive amounts that may become due under Section 1.4 hereof, without the prior written consent of the Stockholder Representative. The Purchaser shall provide the Stockholder Representative with copies of the Development Plan and Development Reports provided to the Purchaser by Catalyst.”

4.	The definition of “Sublicensee” in Exhibit A of the Agreement shall be deleted in its entirety and replaced with the following new definition:

“’Sublicensee’ means an Entity to whom a party, or a direct or indirect sublicensee of a party, has granted a right to develop, manufacture, sell, market, distribute and/or promote a Product.”

5.	The Purchaser shall pay to the Stockholders [****] of any consideration that may be received by the Purchaser or its Affiliates as a result of any grant of rights, license, sublicense, sale or other disposition of a Product, including the License Agreement and any subsequent amendment to the License Agreement, until such time as Stockholders have received cumulative payments of [****] excluding any payments to be made under Section 1.4 of the Agreement; provided, however, that such consideration shall not include [****]. All payments under this Section 5 shall be made to the Stockholders in U.S. dollars within thirty (30) days after receipt by Purchaser. The Purchaser shall submit with each such payment a statement reflecting the calculation of the amount paid to the Stockholders.

[****] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with The Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

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6.	Capitalized terms used in this Amendment 2 but not otherwise defined herein shall have the meanings set forth in the Agreement.

7.	Except as expressly set forth in this Amendment 2, all other terms of the Agreement shall remain in full force and effect and once this Amendment 2 is executed by the parties hereto, all references in the Agreement to “the Agreement” or “this Agreement,” as applicable, shall refer to the Agreement, as modified by this Amendment 2.

8.	This Amendment 2 and the relationship of the parties hereto shall be construed in accordance with, and governed in all respects by, the internal laws of the State of New York (without giving effect to principles of conflicts of laws).

9.	This Amendment 2 will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties.

10.	This Amendment 2 may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties; it being understood that all parties need not sign the same counterparts. The exchange of copies of this Amendment 2 and of signature pages by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means, shall constitute effective execution and delivery of this Amendment 2 as to the parties and may be used in lieu of the original Amendment 2 for all purposes. Signatures of the parties transmitted by facsimile or other electronic means shall be deemed to be their original signatures for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment 2 as of the date first above written.

PURCHASER:	BIOMARIN PHARMACEUTICAL INC.

	By:	/s/ G. Eric. Davis
		Name:	G. Eric Davis
		Title:	SVP, General Counsel

STOCKHOLDER REPRESENTATIVE:	ACERAS BIOMEDICAL, LLC On Behalf of Itself and for All Stockholders

	By:	/s/ John Liatos
		Name:	John Liatos
		Title:	Managing Member

AS THIRD PARTY BENEFICIARY OF SECTION 5.11(b)(iii), AS AMENDED HEREBY:	CATALYST PHARMACEUTICAL PARTNERS, INC.

	By:	/s/ Patrick J. McEnany
		Name:	Patrick J. McEnany
		Title:	Chairman, President & CEO